CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 25, 1996 (except with respect to the matter discussed in Note 15, as to which the date is March 4, 1996) included in Lilly Industries, Inc.'s previously filed Form 8-K, dated April 8, 1996(and amendment thereto) and to all references to our Firm included in this Registration Statement.



                                                     /s/ Arthur Andersen LLP


Grand Rapids, Michigan
December 5, 1997